              As filed with the Securities and Exchange Commission
                                on June 14, 2004        Registration No. _______
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------
                                   FORM S-8/A
                              REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------
                            VITA FOOD PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)

                 Nevada                                 36-3171548
     (State or other jurisdiction of                 (I.R.S. Employer
      incorporation or organization)                Identification No.)

          2222 West Lake Street                            60612
            Chicago, Illinois                           (Zip Code)
     (Address of Principal Executive
                Offices)

                             1996 STOCK OPTION PLAN
                            (Full title of the plan)

                                Stephen D. Rubin
                                    President

                            Vita Food Products, Inc.
                              2222 West Lake Street
                             Chicago, Illinois 60612
                     (Name and address of agent for service)
                                 (312) 738-4500
          (Telephone number, including area code, of agent for service)

                 PLEASE ADDRESS A COPY OF ALL COMMUNICATIONS TO:

                                 Leslee M. Cohen
              Much Shelist Freed Denenberg Ament & Rubenstein, P.C.
                         191 N. Wacker Drive, Suite 1800
                             Chicago, Illinois 60606
                            Telephone: (312) 521-2000

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
       Title of securities                       Amount     Proposed maximum    Proposed maximum      Amount of
               to be                             to be       offering price    aggregate offering    registration
            registered                       registered(1)    per share(2)          price (2)            fee
 -----------------------------------------------------------------------------------------------------------------
 Common Stock (par value $0.01 per share)...    200,000          $ 4.60            $ 920,000           $ 116.56
 -----------------------------------------------------------------------------------------------------------------
                 Total......................                                       $ 920,000           $ 116.56
 =================================================================================================================

(1) 200,000 additional shares are being registered for issuance pursuant to the Vita Food Products, Inc. 1996 Stock Option Plan. This registration statement also covers such additional number of shares, presently undeterminable, as may become issuable under the Plan in the event of stock dividends, stock splits, recapitalizations or other changes in the common stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933. The fee is calculated on the basis of the average of the high and low sale prices per share of common stock as quoted by the American Stock Exchange on June 8, 2004 (within five business days prior to filing this registration statement).

                                EXPLANATORY NOTE

         The contents of the previously filed Registration Statement on Form S-8 of Vita Food Products, Inc. with respect to the Vita Food Products, Inc. 1996 Stock Option Plan (File No. 333-52261) filed by Vita Food Products on May 8, 1998 (the "Original Filing") are hereby incorporated by reference. Any items in the Original Filing not expressly changed hereby shall be as set forth in the Original Filing. This Registration Statement is being filed to register additional shares of Common Stock (the "Additional Shares") which have been approved by the stockholders and directors of Vita Food Products for issuance under the 1996 Stock Option Plan (the "Plan").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing information specified in Part I of this Registration Statement on Form S-8/A have been amended to reflect the increase in the number of shares authorized for issuance under the Plan and have been or will be sent or given to participants in the Plan as specified in Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). These document(s) are not being filed with the Securities and Exchange Commission (the "Commission") but constitute (along with documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II the Original Filing) a prospectus that meets the requirements of Section 10(a) of the Securities Act. Vita Food Products will maintain a file of such documents in accordance with the provisions of Rule 428 and, upon request, will furnish to the SEC a copy or copies of all the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.  Interests of Named Experts and Counsel.

         Certain legal matters in connection with the validity of the Additional Shares of Common Stock offered hereby will be passed upon for Vita Food Products by Much Shelist Freed Denenberg Ament & Rubenstein, P.C., Chicago, Illinois, which serves as the Company's general counsel. Jeffrey C. Rubenstein, a principal of Much Shelist Freed Denenberg Ament & Rubenstein, P.C., as of July 30, 2001, is the beneficial owner of 79,723 shares of the Common Stock of Vita Food Products, the fair market value of which exceeds $50,000.

Item 8.  Exhibits

Exhibit
Number                                 Exhibit Title
------                                 -------------
4.1        Specimen Common Stock Certificate (incorporated by reference to
           Exhibit 4.1 to Registration Statement on Form S-8 of Vita Food
           Products, Inc. filed on May 8, 1998).

4.2        Vita Food Products, Inc. 1996 Stock Option Plan, as amended
           (incorporated by reference to Appendix C of the Vita Food Products,
           Inc. Proxy Statement for its 2004 Annual Meeting of Stockholders).

5.1*       Opinion of Much Shelist Freed Denenberg Ament & Rubenstein, P.C.
           regarding legality.

23.1*      Consent of BDO Seidman, LLP.

23.2*      Consent of Much Shelist Freed Denenberg Ament & Rubenstein, P.C.
           (included as part of Exhibit 5.1).

Exhibit
Number                                 Exhibit Title
------                                 -------------
24.1       Power of Attorney (incorporated by reference to Exhibit 24.1 to
           Registration Statement on Form S-8 of Vita Food Products, Inc. filed on May 8, 1998).

----------
*Filed herewith

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 10, 2004.


                                           VITA FOOD PRODUCTS, INC.


                                           By:      /s/ Stephen D. Rubin
                                              ----------------------------------
                                                        Stephen D. Rubin
                                                         President and
                                                    Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on June 10, 2004.


               Signatures                                  Title
               ----------                                  -----
   /s/ Stephen D. Rubin
------------------------------------              President and Director
Stephen D. Rubin                               (Principal Executive Officer)

  /s/ Stephen D. Rubin*                   Executive Vice President, Secretary
------------------------------------                 and Director
Clark L. Feldman

  /s/ Clifford K. Bolen                   Senior Vice President, Chief Financial
------------------------------------              Officer and Treasurer
Clifford K. Bolen                                (Principal Financial and
                                                   Accounting Officer)

   /s/ Stephen D. Rubin*                                  Director
------------------------------------
Neal Jansen

  /s/ Stephen D. Rubin*                                   Director
------------------------------------
Michael Horn

  /s/ Stephen D. Rubin*                                   Director
------------------------------------
Stephen A. Rothstein

  /s/ Terry W. Hess                                       Director
------------------------------------
Terry W. Hess

  /s/ John C. Seramur                                     Director
------------------------------------
John C. Seramur

  /s/ Joel D. Spungin                                     Director
------------------------------------
Joel D. Spungin

 /s/ Paul R. Lederer                                      Director
------------------------------------
Paul R. Lederer

*As agent-in-fact.

                                  EXHIBIT INDEX

Exhibit
Number                                   Exhibit Title
------                                   -------------
4.1      Specimen Common Stock Certificate (incorporated by reference to Exhibit
         4.1 to Registration Statement on Form S-8 of Vita Food Products, Inc.
         filed on May 8, 1998).

4.2      Vita Food Products, Inc. 1996 Stock Option Plan, as amended
         (incorporated by reference to Appendix C of the Vita Food Products,
         Inc. Proxy Statement for its 2004 Annual Meeting of Stockholders).

5.1*     Opinion of Much Shelist Freed Denenberg Ament & Rubenstein, P.C.
         regarding legality.

23.1*    Consent of BDO Seidman, LLP.

23.2*    Consent of Much Shelist Freed Denenberg Ament & Rubenstein, P.C.
         (included as part of Exhibit 5.1).

24.1     Power of Attorney (incorporated by reference to Exhibit 24.1 to
         Registration Statement on Form S-8 of Vita Food Products, Inc. filed on
         May 8, 1998).

----------
* Filed herewith

                                       E-1